
                                                                    EXHIBIT 4.29

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                             Countrywide Capital IV

                           Dated as of April 11, 2003

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                               Table of Contents

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                                                                                                                Page
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                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation...................................................................    1

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application.................................................................    4
SECTION 2.2  Lists of Holders of Securities...................................................................    5
SECTION 2.3  Reports by the Preferred Guarantee Trustee.......................................................    5
SECTION 2.4  Periodic Reports to Preferred Guarantee Trustee..................................................    5
SECTION 2.5  Evidence of Compliance with Conditions Precedent.................................................    5
SECTION 2.6  Events of Default; Waiver........................................................................    6
SECTION 2.7  Event of Default; Notice.........................................................................    6
SECTION 2.8  Conflicting Interests............................................................................    6

                                   ARTICLE III
            POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Preferred Guarantee Trustee.................................................6
SECTION 3.2  Certain Rights of Preferred Guarantee Trustee........................................................8
SECTION 3.3  Not Responsible for Recitals or Issuance of Preferred Securities Guarantee..........................10

                                   ARTICLE IV
                           PREFERRED GUARANTEE TRUSTEE

SECTION 4.1  Preferred Guarantee Trustee; Eligibility............................................................10
SECTION 4.2  Appointment, Removal and Resignation of Preferred Guarantee Trustee.................................11

                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1  Guarantee...........................................................................................12
SECTION 5.2  Waiver of Notice and Demand.........................................................................12
SECTION 5.3  Obligations Not Affected............................................................................12
SECTION 5.4  Enforcement of Guarantee; Rights of Holders.........................................................13
SECTION 5.5  Guarantee of Payment................................................................................14
SECTION 5.6  Subrogation.........................................................................................14
SECTION 5.7  Independent Obligations.............................................................................14
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                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1  Limitation of Transactions..........................................................................14
SECTION 6.2  Ranking.............................................................................................15

                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1  Termination.........................................................................................15

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1  Exculpation.........................................................................................16
SECTION 8.2  Indemnification.....................................................................................16

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1  Successors and Assigns..............................................................................16
SECTION 9.2  Amendments..........................................................................................17
SECTION 9.3  Notices.............................................................................................17
SECTION 9.4  Benefit.............................................................................................18
SECTION 9.5  Governing Law.......................................................................................18
SECTION 9.6  Genders.............................................................................................18
SECTION 9.7  Counterparts........................................................................................18

                                       ii

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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

         This PREFERRED SECURITIES GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of April 11, 2003, is executed and delivered by Countrywide Financial Corporation, a Delaware corporation, Countrywide Home Loans, Inc., a New York corporation (each a "Guarantor" and collectively, the "Guarantors"), and The Bank of New York, a New York banking corporation, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) of the Preferred Securities of Countrywide Capital IV, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of April 11, 2003, among the trustees of the Issuer named therein, Countrywide Financial Corporation, as Sponsor, Countrywide Home Loans, Inc., as the Debenture Guarantor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the Closing Date 20,000,000 preferred securities, having an aggregate liquidation amount of $500,000,000 and designated as the 6.75% Preferred Securities (the "Preferred Securities");

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, each Guarantor desires irrevocably and unconditionally to agree, on a joint and several basis, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

         WHEREAS, each of the Guarantors is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders to receive Guarantee Payments under this Preferred Securities Guarantee.

         NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase each Guarantor hereby agrees shall benefit such Guarantor, each Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         SECTION 1.1 Definitions and Interpretation

         In this Preferred Securities Guarantee, unless the context otherwise requires:

         (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

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         (b)      any capitalized term not defined in either the preamble above or this Section 1.1 shall have the respective meaning assigned to it in the Declaration in effect as of the date hereof;

         (c) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

         (d) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

         (e) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

         (f) a term defined in the Trust Indenture Act of 1939, as amended has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

         (g) a reference to the singular includes the plural and vice versa.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Authorized Officer" of a Person means the chairman of the board, the president, any senior managing director, any managing director, any vice president, the treasurer, the secretary, the comptroller, any assistant comptroller, any assistant treasurer, any assistant secretary or any other officer of such Person generally authorized to bind such Person.

         "Business Day" has the meaning set forth in the Indenture.

         "Closing Date" has the meaning set forth in the Underwriting Agreement.

         "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

         "Corporate Trust Office" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, New York, New York 10286.

         "Covered Person" means any Holder or beneficial owner of Preferred Securities.

         "Debenture Guarantee" has the meaning set forth in the Indenture.

         "Debentures" means the 6.75% Junior Subordinated Debentures due April 1, 2033 issued by the Debenture Issuer to the Issuer.

         "Event of Default" means a default by the Guarantors on any payment or other obligation under this Preferred Securities Guarantee.

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         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Preferred Securities, to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders or the redemption of all of the Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders to receive Guarantee Payments.

         "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantors or any Affiliate of the Guarantors, but only to the extent that the Issuer has actual knowledge of such ownership.

         "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

         "Indenture" means the Indenture, dated as of April 11, 2003, and the First Supplemental Indenture thereto, dated as of April 11, 2003, each among the Debenture Issuer, the Debenture Guarantor and The Bank of New York, as trustee, and any indenture supplemental thereto pursuant to which certain subordinated debt securities of the Debenture Issuer are to be issued to the Institutional Trustee of the Issuer.

         "Majority in liquidation amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Preferred Securities.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

         (a) a statement that each Authorized Officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each Authorized Officer in rendering the Officers' Certificate;

         (c) a statement that each such Authorized Officer has made such examination or investigation as, in such Authorized Officer's opinion, is necessary to enable such Authorized Officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such Authorized Officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

         "Resignation Request" has the meaning set forth in Section 4.2(c).

         "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Guarantee Trustee with direct responsibility for the administration of this Preferred Securities Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Underwriting Agreement" means the Underwriting Agreement for the offer and sale of Preferred Securities substantially in the form of Exhibit C to the Declaration.

                                   ARTICLE II

                               TRUST INDENTURE ACT

         SECTION 2.1 Trust Indenture Act; Application

         (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

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

         (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         (c) The application of the Trust Indenture Act to this Preferred Securities Guarantee shall not affect the nature of the Preferred Securities as equity securities representing undivided beneficial interests in the assets of the Issuer.

         SECTION 2.2 Lists of Holders of Securities

         (a) The Guarantors shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) on each regular record date for the Preferred Securities, and
(ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders. Such list shall be as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee. The Guarantors shall not be obligated to provide such List of Holders if at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantors. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

         SECTION 2.3 Reports by the Preferred Guarantee Trustee

         (a) Within 60 days after May 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 2.4 Periodic Reports to Preferred Guarantee Trustee

         (a) The Guarantors shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 2.5 Evidence of Compliance with Conditions Precedent

         The Guarantors shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

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

         SECTION 2.6 Events of Default; Waiver

         (a) The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of all of the Holders waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         (b)      Notwithstanding the provisions of subsection (a) of this
Section 2.6, the right of any Holder of Preferred Securities to receive payment of the Guarantee Payments in accordance with this Preferred Securities Guarantee, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

         SECTION 2.7 Event of Default; Notice

         (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

         (b) The Preferred Guarantee Trustee shall not be deemed to have actual knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice, or of which a Responsible Officer charged with the administration of this Preferred Securities Guarantee shall have obtained actual knowledge.

         SECTION 2.8 Conflicting Interests

         The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

                     POWERS, DUTIES AND RIGHTS OF PREFERRED
                                GUARANTEE TRUSTEE

         SECTION 3.1 Powers and Duties of the Preferred Guarantee Trustee

         (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee in trust for the benefit of the Holders, and the Preferred Guarantee Trustee shall not transfer its right, title and interest in this Preferred Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(d) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the

Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

         (b) If an Event of Default actually known to a Responsible Officer has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders.

         (c) This Preferred Securities Guarantee and all moneys received by the Preferred Guarantee Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of, the Preferred Guarantee Trustee or its agents or their creditors.

         (d) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (e) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the

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

                  Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

                  (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

                  (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

         SECTION 3.2 Certain Rights of Preferred Guarantee Trustee

         (a)      Subject to the provisions of Section 3.1:

                  (i) The Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of each of the Guarantors contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by each of the Guarantors.

                  (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (v) The Preferred Guarantee Trustee may consult with counsel of its selection, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantors or any of their respective Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

                  (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default which has not been cured or waived, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee and to use the same degree of care and skill in this exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the sole cost of the Guarantor and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred

         Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (xi) Except as otherwise expressly provided by this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Preferred Securities Guarantee.

                  (xii) The rights, privileges, protections, immunities and benefits given to the Preferred Guarantee Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Preferred Guarantee Trustee in each of its capacities hereunder, and to each agent, custodian or other Person employed by it to act hereunder.

         (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

         SECTION 3.3 Not Responsible for Recitals or Issuance of Preferred Securities Guarantee

         The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV

                           PREFERRED GUARANTEE TRUSTEE

         SECTION 4.1 Preferred Guarantee Trustee; Eligibility

         (a) There shall at all times be a Preferred Guarantee Trustee which shall:

                  (i)      not be an Affiliate of either of the Guarantors; and

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                  (ii)     be a corporation organized and doing business under
         the laws of the United States of America or any State or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.2 Appointment, Removal and Resignation of Preferred Guarantee Trustee

         (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by either of the Guarantors.

         (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantors and to the Preferred Guarantee Trustee being removed.

         (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantors which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Preferred Guarantee Trustee shall be effective until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

         (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantors of a Resignation Request, the resigning Preferred Guarantee Trustee may petition at the expense of the Company any court of competent jurisdiction for appointment of a Successor

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Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

         (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

         (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this
Section 4.2, the Guarantors shall, jointly and severally, pay to the Preferred Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                    ARTICLE V

                                    GUARANTEE

         SECTION 5.1 Guarantee

         Each of the Guarantors irrevocably and unconditionally agrees, on a joint and several basis, to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), except to the extent paid by the Issuer, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert, other than the defense of payment. The Guarantors' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by either or both of the Guarantors to the Holders or by causing the Issuer to pay such amounts to the Holders.

         SECTION 5.2 Waiver of Notice and Demand

         The Guarantors hereby waive notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against each of the Guarantors, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.3 Obligations Not Affected

         The obligations, covenants, agreements and duties of the Guarantors under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or

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

other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantors with respect to the happening of any of the foregoing.

         SECTION 5.4 Enforcement of Guarantee; Rights of Holders

         Each of the Guarantors and the Preferred Guarantee Trustee expressly acknowledge that:

         (a) this Preferred Securities Guarantee will be deposited with the Preferred Guarantee Trustee to be held for the benefit of the Holders;

         (b) the Preferred Guarantee Trustee has the right to enforce this Preferred Securities Guarantee on behalf of the Holders;

         (c) the Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

         (d) any Holder may institute a legal proceeding directly against each of the Guarantors to enforce the Preferred Guarantee Trustee's rights and the obligations of the Guarantor under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other person or entity, and each of the Guarantors waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against each of the Guarantors.

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         SECTION 5.5 Guarantee of Payment

         This Preferred Securities Guarantee creates a guarantee of payment and not of collection. This Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts therefor paid by the Issuer) or upon distribution to the Holders of the Preferred Securities of the Debentures in accordance with the terms of the Declaration and the Indenture.

         SECTION 5.6 Subrogation

         Each of the Guarantors shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor under this Preferred Securities Guarantee; provided, however, that neither Guarantor shall (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantors in violation of the preceding sentence, each of the Guarantors agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.7 Independent Obligations

         Each of the Guarantors acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that such Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.1 Limitation of Transactions

         So long as any Preferred Securities remain outstanding, if (a) there shall have occurred an Event of Default, (b) there shall have occurred an Event of Default (as defined under the Indenture) or (c) the Debenture Issuer has exercised its option to defer interest payments on the Debentures by extending the interest payment period as provided in Article IV of the First Supplemental Indenture to the Indenture, and such period or extension thereof shall be continuing, then (i) neither Guarantor shall declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment relating to, any of its capital stock (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of such Guarantor in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans or any other contractual obligation of such Guarantor (other than a contractual obligation ranking pari passu with or junior to the Debentures or the Debenture Guarantee in the respective cases of the Debenture Issuer or the Debenture Guarantor), (B) as a result of a reclassification of the capital stock of such Guarantor or an

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

exchange or conversion of one class or series of the capital stock of such Guarantor for another class or series of the capital stock of such Guarantor,
(C) the purchase of fractional interests in shares of the capital stock of such Guarantor pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (D) dividends and distributions made on the capital stock of either Guarantor or rights to acquire such capital stock with capital stock of either Guarantor or other rights to acquire such capital stock), (ii) neither Guarantor shall make any payment of interest, principal or premium on, or repay, repurchase or redeem any debt securities issued by such Guarantor that rank pari passu with or junior to the Debentures or the Debenture Guarantee in the respective cases of the Debenture Issuer or the Debenture Guarantor and (iii) neither Guarantor shall make any guarantee payments with respect to the foregoing (other than pursuant to this Preferred Securities Guarantee or the Debenture Guarantee). Notwithstanding the foregoing, the exception for distributions on capital stock of either Guarantor provided under clause (i)(D) above shall not be applicable during an Extension Period.

         In addition, so long as any Preferred Securities remain outstanding, Countrywide Financial Corporation (i) will remain the sole direct or indirect owner of all of the outstanding Common Securities; provided that any permitted successor of Countrywide Financial Corporation under the Indenture may succeed to Countrywide Financial Corporation's ownership of the Common Securities and
(ii) will not take any action which would cause the Issuer to cease to be treated as a grantor trust for United States federal income tax purposes.

         SECTION 6.2 Ranking

         This Preferred Securities Guarantee will constitute an unsecured obligation of each of the Guarantors and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of each of the Guarantors, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by any of the Guarantors and with any guarantee now or hereafter entered into by the Guarantors in respect of any preferred or preference stock of any Affiliate of the Guarantors, and (iii) senior to each Guarantor's common stock.

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1 Termination

         This Preferred Securities Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) upon the distribution of the Debentures to all of the Holders or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

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

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1 Exculpation

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantors or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantors and upon such information, opinions, reports or statements presented to each of the Guarantors by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantors, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

         SECTION 8.2 Indemnification

         To the fullest extent permitted by applicable law, each of the Guarantors agrees, on a joint and several basis, to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the resignation or removal of the Preferred Guarantee Trustee and the termination of this Preferred Securities Guarantee.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 Successors and Assigns

         All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with any merger or consolidation of either of the Guarantors with or into another entity or any

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sale, transfer or lease of such Guarantor's assets to another entity, each as permitted by the Indenture, neither Guarantor may assign its rights or delegate its obligations under this Preferred Securities Guarantee without the prior approval of the Holders of at least a Majority in liquidation amount of the Preferred Securities then outstanding.

         SECTION 9.2 Amendments

         Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of all the outstanding Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

         SECTION 9.3 Notices

         All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

         (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders):

                           The Bank of New York
                           101 Barclay Street
                           New York, New York  10286
                           Attention: Corporate Trust Administration
                           Telecopy: (212) 815-5707

         (b) If given to the Guarantors, at the mailing address set forth below (or such other address as each of the Guarantors may give notice of to the Holders):

                           Countrywide Financial Corporation
                           4500 Park Granada
                           Calabasas, California  91302
                           Attention:  General Counsel

                           Countrywide Home Loans, Inc.
                           4500 Park Granada
                           Calabasas, California  91302
                           Attention:

         (c) If given to any Holder, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 9.4 Benefit

         This Preferred Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

         SECTION 9.5 Governing Law

         THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         SECTION 9.6 Genders

         The masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders.

         SECTION 9.7 Counterparts

         This Preferred Securities Guarantee may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

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         THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

COUNTRYWIDE FINANCIAL CORPORATION,
as Guarantor

By:_____________________________________
   Name:
   Title:

COUNTRYWIDE HOME LOANS, INC.
as Guarantor

By:_____________________________________
   Name:
   Title:

THE BANK OF NEW YORK,
as Preferred Guarantee Trustee

By:_____________________________________
   Name:
   Title:

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